Exhibit 10.5

Contract No. TC-GZJX-211130

Service Agreement

Party A: Guangdong Tiancheng Education Consulting Co., Ltd.

Party B: Guangzhou Juxing Consulting Co., Ltd.

Date of Signature: November 30, 2021

Service Agreement

Party A: Guangdong Tiancheng Education Consulting Co., Ltd.

Legal representative: Mao Dongliang

Address: Tianan Technology Park, North Panyu Avenue No.555, Panyu District, Guangzhou

Party B: Guangzhou Juxing Consulting Co., Ltd.

Legal representative: Zhu Tingting

Address: Room 702, Building No.25, Tianan Headquarters Center, North Panyu Avenue No.555, Donghuan Street, Panyu District, Guangzhou

According to relevant laws and regulations, based on the friendly negotiation, Party A and Party B achieve a mutual agreement on the matters that Party B act as the product agent of Party A in the name of Party A’s strategic partner, and Party A and Party B jointly provide services for clients.

Article 1 Content of the Agreement

In terms of the agreement herein, Party A hereby authorizes Party B to build a professional service team that engages in training programs and consulting programs including sales, services, etc., in the name of Party A’s strategic partner during the term of this agreement. Party A agrees to integrate all own products into the joint service program provided by both Party A and Party B for clients and strategic partners (hereinafter referred to as “Clients”). The specific content in the joint service need to be confirmed in written form by both Party A and Party B.

Article 2 Term of the Agreement

2.1 Party A authorizes Party B as Party’s strategic partner, the term of this agreement will expire in one year from the signing date of this agreement.

2.2 The term of this agreement can extend within one month before the expire date of this agreement unless and until terminated by either party. If either Party would like to cooperate again, the Party need to resign a new agreement.

Article 3 Cooperation Qualification

3.1 Party B should satisfy the condition that the company is established and existing under the law.

3.2 The professional service team of Party B should have corresponding professional compentence, and provides Clients with professional consulting services and PartyA’s product and content services.

Article 4 Profit Share and Settlement System

4.1 Profit Share

The percentage of profits for two parties depends on the settlement statement agreed and confirmed by both parties.

4.2 Settlement Mode

The settlement will base on the performance confirmation documents (including but not limited to delivery outcome form, attendance sheet, etc.) received from Party B and Clients. The specific performance confirmation documents in the agreement signed by and between Party A and Clients will take precedence. If Party B transfer delivery obligation to the other third parties, Party B is responsible for giving performance confirmation documents of the third party to Party A.

4.3 Product Delivery

In connection with the product contract (hereinafter referred to as “Product Contract”) that was made by and between Party A and Clients, confirmed by Party A and Party B, Part B as a professional service team shall fulfill Party A’s obligation under the Product Contract. Party A shall charge fees from Clients in terms of delivery standards and fee standards specified in the Product Contract and the documents related to delivery provess of Party B.

4.4 Settlement Assessment

Party A has the right to formulate relevant assessment system and settlement system, in terms of deliverables and service quality provided by Party B. Party A has the right to put forward suggestions for Party B’s services, and Party B shall adopt the corresponding advices unconditionally and immediately.

Article 5 System of the Settlement

5.1 Fee Collection

All fees of the contract signed between Party A and Clients are transfered into bank account of Party A, and Party A provides Client with invoices accordingly. Party B shall provide corresponding services in terms of the contract signed between Party A and Client. Party A pays Party B in terms of delivery standards and delivery process of Party B.

5.2 Term of the Settlement

Party A and Party B shall make the settlement before the 10th of each month (if the settlement date is a holiday, it will be postponed to the next working day. The settlement is initated by Party B and shall be sent to financial personnel designated by Party A for settlement. After confrimation by the personel, Party B will stamp and send the original settlement sheet to Party A, or send the scanned version of the original sheet to Party A’s mailbox, and Party A will settle and pay in accordance with the Party A’s financial system. Party B shall provide an invoice of equal amount to Party A within 5 working days after receiving the settlement payment.

5.3 Party B’s Bank Account Information

Name:

Bank:

Bank Account:

Article 6 Party A’s Rights and Obligations

6.1 Party A is responsible for the delivery of products, including organizing classes, and extracurricular tutoring, etc. Party B is responsible for providing for conference services and the delivery of product content for Party A’s Clients, and shall be responsible for the conference expenses, travel expenses, board and lodging expenses incurred.

6.2 Party A provides Party B with the product, price, information updated in real time (the specific range of agency products depends on the written confirmation of both parties),and Party B shall sell agent products according to party A’s latest product, and relevant product contract is signed by Party A and Party A’s clients.Any materials provided by Party A to Party B is the property of Party A, and Party B shall not use if for purposes other than the performance of this agreement. When the agreement is terminated or rescinded, Party B shall return the remaining materials to Party A within three days after the termination of this agreement.

6.3 while respecting the interest of Party B, Party A has the right to supervise and inspect Party B’s performance under this agreement, and has the right to put forward adjustment suggestion for inappropriate performance of this agreement by Party B. If Party B refuses to rectify or fails to meet Party A’s requirements, Party A has the right to terminate this agreetment.

Article 7 Party B’s Rights and Obligations

7.1 Party B shall accept Party A’s training in relation to product services, and publicize the products according to the publicity content approved by Party A, and Party B agrees to cooperate unconditionally; Party A has the right to supervise and guide party B’s publicity of products. For the avoidance of doubt, Party B shall be responsible for all publicity behaviors of Party B.

7.2 Party B provides Clients with professional service, performs product delivery obligation in terms of Product Contract of Party A, complies with the Party A’s relevant rules, and actively cooperate with Party A in delivering training services, consulting services, etc.

7.3 Party B as a joint service provider of Party A has the corresponding authority according to this agreement, and shall comply with the relevant regulations of Party A for the joint party.

7.4 Party B has the right to develop its own potential clients, but shall not make any promises to clients beyond the authorization of Party A. Otherwise, Party B shall take full responsibility and compensate Party A for the losses incurred thereby.

7.5 During the term of this agreement, Party B shall perform obligations under this agreement, and shall not transfer or subcontract all or part of its obligations under this agreement to the thrid party.

7.6 Party B shall respect Party A’s corporate culture.Except for information provided by Party A to Party B and all undisclosed business secrets of Party A knwon to Party B used for external advertising and publicity as mutually confirmed by both parties, Party B is responsible for confidentiality, and shall take all reasonable measures to prevent the information and secrets from being distributed, dissemination, discolsure, reproduction, abuse. If Party B violates this agreement, Party A has the right to terminate this agreement, and Party B shall compensate Party A for the losses suffered thereby.

Article 8 Default

8.1 If one party violates or not complies with terms under this agreement causing losses to the another party, beaching party shall be liable for any damage incurred thereby.

8.2 If Party B violates the obligation under this agreement, Party A can terminate this agreement. If this agreement is terminated in advance caused by Party B, Party B shall compensate Party A for all losses incurred thereby.

Article 9 Dispute Resolution

Any disputes arising from the performance of this agreement shall be resolved by both parties through negotiation. If the negotiation fails, either party has the right to apply to the Guangzhou Arbitration Commision for arbitration.

Article 10 Others

10.1 This agreement shall be effective upon the date of both parties to sign this agreement.

10.2 If there are matters not covered in this agreement, the two parties shall negotiate separately and sign a written supplementary agreement. Supplementary agreements to this agreement have the same legal effect as this agreement.

10.3 If any legal dispute arise from one party itself,another party has no liablilty for the dispute.

10.4 This agreement is made out in two copies, and Party A and Party B respectively hold one. Each copy has the same legal effect.

(Below is a signature page, without any main text)

(Below is a signature page, without any main text)

This agreement is made on the day of November 30, 2021 at Panyu district, Guangzhou, China, by and between the following parties.

Party A: (Seal)	Party B: (Seal)

Legal Representative: (Signature)	Legal Representative: (Signature)

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